UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as
specified in its charter)

Michigan	0-49786	38-3324634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

5211 Cascade Road, S.E. Grand Rapids, Michigan	49546
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2007, Professionals Direct, Inc., a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Hanover Insurance Group, Inc., a Delaware corporation (“Parent”), and Hanover Acquisition Corp., a Michigan corporation (the “Purchaser”).

Merger Agreement

The Merger Agreement provides for a business combination in which the Purchaser will merge with and into the Company (the “Merger”).  At the effective time of the Merger, the separate corporate existence of the Purchaser will cease and the Company will continue as the surviving corporation in the Merger.

By virtue of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $69.61 net to the holder in cash, without interest.

The Board of Directors of the Company unanimously approved the Merger Agreement following the recommendation and approval of a special committee comprised of independent directors of the Company.

The Company, Parent and the Purchaser have made customary representations, warranties and covenants in the Merger Agreement.  The Company’s covenants include, among others, that (i) the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) the Company will not engage in certain types of transactions during such interim period, (iii) the Company will call and hold a meeting of the Company’s shareholder to consider adoption and approval of the Merger Agreement, (iv) subject to certain exceptions, the Board of Directors of the Company will recommend to its shareholder that they adopt and approve the Merger Agreement, (v) the Company will not solicit proposals relating to certain alternative business combination transactions, and (vi) subject to certain exceptions, the Company will not enter into discussions concerning or provide confidential information in connection with proposals for certain alternative business combination transactions.

The Merger is subject to the approval of holders of a majority of the Company’s outstanding shares of common stock.  In addition, the Merger is subject to the completion of all filings with, and receipt of all approvals by, the Commissioner of Insurance of the State of Michigan and the Office of Financial and Insurance Services of the Michigan Department of Labor and Economic Growth, as well as other customary closing conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, if the Merger Agreement is terminated under certain circumstances, the Company will be obligated to reimburse Parent and the Purchaser their transaction expenses up to $300,000, to pay Parent a termination fee of up to $900,000, or both.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Voting Agreements

In their capacity as shareholders, two executive officers (one a director) and one independent director of the Company, collectively holding or controlling approximately 9.8% of the outstanding shares of common stock of the Company, have entered into separate Voting Agreements with Parent.  Under their respective Voting Agreements, these individuals agree to vote their shares in favor of the Merger and against certain actions that may impede or interfere with the Merger, and provide an irrevocable proxy to Parent in furtherance thereof. These individuals also agree not to transfer any of their shares prior to the effective time of the Merger.  The Voting Agreements will terminate at the effective time of the Merger or upon termination of the Merger Agreement, or if any amendment to or waiver of any term of the Merger Agreement is adverse to the shareholder. In addition, the independent director may terminate his Voting Agreement if based on advice of counsel he determines that failure to do so would be inconsistent with his duties as a director.  The Voting Agreement provides that it in no way restricts the shareholder from exercising his fiduciary duties as an officer and/or director of the Company.  A copy of the Voting Agreement substantially in the form executed by such individuals is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

The foregoing descriptions of the Merger Agreement and Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Voting Agreement, respectively.

The Merger Agreement and Voting Agreement are not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement and Voting Agreement were made only for purposes of such agreements and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreements. The representations and warranties may have been made for the purposes of contractual risk between the contracting parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  For the foregoing reasons, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC.  Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Professionals Direct, Inc. 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546, Attention: Investor Relations.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees and the Parent may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its Form 10-KSB for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Item 8.01.	Other Events.

On June 25, 2007, a press release was issued announcing the signing of the Merger Agreement.  The text of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated June 25, 2007, among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and Hanover Acquisition Corp.

2.2	Form of Voting Agreement

99.1	Press Release dated June 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 25, 2007	PROFESSIONALS DIRECT, INC.

	By:	/s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated June 25, 2007, among Professionals Direct, Inc., The Hanover Insurance Group, Inc., and Hanover Acquisition Corp.

2.2	Form of Voting Agreement

99.1	Press Release dated June 25, 2007